Exhibit 99.1

From: Sierra Pacific Resources	To: PR Newswire, US1

Analyst Contact: Britta Carlson, (702) 367-5624
Media Contact: Karl Walquist, (775) 834-3891
October 29, 2007
Sierra Pacific Resources Reports Third Quarter 2007 Earnings
     Las Vegas, Nev. — Sierra Pacific Resources (NYSE: SRP) today reported consolidated net income applicable to common stock of $152.2 million, or 69 cents per share, for the third quarter of 2007, compared with $222.2 million, or $1.05 per share, for the same period in 2006. For the nine months ended September 30, 2007, the company reported net income applicable to common stock of $193.6 million, or 87 cents per share, compared with $251.3 million, or $1.23 per share, for the same period a year earlier.
     The decreases in net income for the three- and nine-month comparisons were principally the result of a 2006 third quarter Nevada Supreme Court ruling that allowed Nevada Power Company, the company’s electric utility in southern Nevada, to reinstate previously disallowed deferred energy costs of approximately $180 million, before tax, or $116.2 million, after tax. Excluding the 2006 reinstatement of deferred energy as mentioned above, the company’s operating results for the 2007 periods showed significant improvement over the comparable prior-year periods.
     The positive factors affecting net income for the 2007 third quarter, when compared with the prior year quarter, included higher rates at Nevada Power Company, continued customer growth at both Nevada Power Company and Sierra Pacific Power Company, the company’s other utility; a settlement with the Public Utilities Commission of Nevada regarding accrued interest on Nevada Power Company’s 2001 deferred energy case; increased AFUDC for the construction of the Clark Peaking Units at Nevada Power Company and the Tracy Generating Station at Sierra Pacific Power Company, and decreased interest charges driven by reduced holding company debt as well as various re-financings of debt at both utilities in 2006 and 2007 at lower interest rates.
     “We are very pleased with these results and our company’s improved operating performance,” said Michael Yackira, president and chief executive officer of Sierra Pacific Resources. “We are continuing to benefit from the effects of strong, albeit slower, customer growth throughout Nevada, which has driven our investments in infrastructure. Our goal is to continue to reduce Nevada’s dependence on purchased power from sources outside the state and to diversify our fuel mix. In addition, we have had outstanding operational performance.”
     Yackira added, “We have also experienced improved financial strength and performance. Most recently, Moody’s upgraded the senior secured debt of both utilities to investment grade. With this action, three of the four agencies rating our company’s credit recognize the improvement and rate both utilities’ senior secured debt investment grade.”

     Retail electric revenues for the three and nine months ended September 30, 2007, increased compared with the same periods in 2006 due to increases in retail rates, customer growth and hotter weather. Sierra Pacific Power’s retail natural gas revenues were comparable for the three months ended September 30, 2007 to the same period a year ago. Retail gas revenues decreased for the nine-month period ended September 30, 2007 as compared with the same period in 2006 primarily due to warmer winter weather and decreases in retail rates. Other operating and maintenance expenses for the three and nine months ended September 30, 2007 increased compared with the same periods in 2006, primarily due to higher regulatory amortizations, and operating and maintenance costs at the fleet of power plants at Nevada Power Company.
Webcast Scheduled for 7 a.m. PDT Today
     Senior management of Sierra Pacific Resources will review the company’s financial results, regulatory issues and other matters during a conference call and live webcast today, October 29, at 7 a.m. Pacific Daylight Time.
     The webcast will be accessible on the Sierra Pacific Resources web site: www.sierrapacificresources.com.
     An archived version of the webcast will remain on the Sierra Pacific Resources’ web site for approximately one month following the live webcast. To listen to a recording of the call by telephone, call (800) 475-6701 and use the conference call ID number, 890083, to access the recording. International callers should dial (320) 365-3844.
Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for most of southern Nevada, and Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada.
This press release contains forward-looking statements regarding the future performance of Sierra Pacific Resources and its subsidiaries, Nevada Power Company and Sierra Pacific Power Company, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. For Sierra Pacific Resources, these risks and uncertainties include, but are not limited to, Sierra Pacific Resources’ ability to maintain access to the capital markets, the financial performance of Sierra Pacific Resources’ subsidiaries, Nevada Power Company and Sierra Pacific Power Company, and the discretion of Sierra Pacific Resources’ Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in Sierra Pacific Resources’ and its subsidiaries’ financing agreements. For Nevada Power Company and Sierra Pacific Power Company, these risks and uncertainties include, but are not limited to, unfavorable rulings in their pending and future regulatory filings, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, and their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company are contained in their Quarterly Reports on Form 10-Q for the quarter ended June 30, 2007 and their Annual Reports on Form 10-K for the year ended December 31, 2006, filed with the SEC. The Companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Gross margin is presented by Nevada Power Company and Sierra Pacific Power Company in order to provide information by segment that management believes aids the reader in determining how profitable the electric and gas business is at the most fundamental level. Gross margin, which is a “non-GAAP financial measure” as defined in accordance with SEC rules, provides a measure of income available to support the other operating expenses of the business and is utilized by management in its analysis of its business.
Nevada Power Company and Sierra Pacific Power Company believe presenting gross margin allows the reader to assess the impact of regulatory treatment and their overall regulatory environment on a consistent basis. Gross margin, as a percentage of revenue, is primarily impacted by the fluctuations in regulated electric and natural gas supply costs versus the fixed rates collected from customers. While these fluctuating costs impact gross margin as a percentage of revenue, they only impact gross margin amounts if the costs cannot be passed through to customers. Gross margin, which Nevada Power Company and Sierra Pacific Power Company calculate as operating revenues less fuel and purchased power costs, provides a measure of income available to support the other operating expenses. Gross margin changes based on such factors as general base rate adjustments (which are required to be filed by statute every three years) and reflect Nevada Power Company and Sierra Pacific Power Company’s strategy to increase internal power generation versus purchased power, which generates no gross margin. Reconciliations between GAAP operating revenues and gross margin are provided in tables herein. These non-GAAP measures should not be considered as substitutes for the GAAP measures.
The companies expect to file their Form 10-Qs for the period ended September 30, 2007, with the Securities and Exchange Commission on or about November 2, 2007, at which time the 10-Qs will be available without charge through the EDGAR system at the SEC’s website. The Form 10-Q reports will also be posted on Sierra Pacific Resources’ website, http://www.sierrapacificresources.com.
Financial Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)
Sierra Pacific Resources

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Operating revenues	$1,206,050	$1,081,967	$2,814,375	$2,610,942

Other operating expenses	$98,399	$91,255	$275,414	$264,612
Maintenance	$23,308	$23,784	$77,686	$69,140
Depreciation and amortization	$58,876	$56,029	$174,787	$170,112
Income taxes / (benefits)	$69,677	$108,986	$76,166	$170,392
Taxes other than income	$13,091	$11,802	$37,710	$36,740

Operating income	$213,137	$283,793	$361,498	$434,053

Other income (expenses):
Income taxes	$(4,572)	$(8,262)	$(20,630)	$(25,205)

Interest charges	$69,751	$77,783	$210,037	$228,670
Preferred stock dividend requirements	$—	$—	$—	$2,341

Net Income Applicable to Common Stock	$152,222	$222,246	$193,583	$251,324

Amount per share basic and diluted - Net income applicable to common stock	$0.69	$1.05	$0.87	$1.23

Weighted Average Shares of Common Stock Outstanding:
Basic -	221,612,243	211,143,616	221,424,682	204,303,110

Diluted -	211,968,802	211,641,821	221,783,424	204,744,823

Capital Structure	September 30, 2007		September 30, 2006

Current maturities of long-term debt	$109,614	1.5%	$41,051	0.6%
Long-term debt	4,337,745	59.8%	4,162,341	61.2%

Total Debt	$4,447,359	61.3%	$4,203,392	61.8%

Common shareholders’ equity	$2,808,253	38.7%	$2,593,013	38.2%

Total Capitalization (including current maturities of long-term debt)	$7,255,612	100.0%	$6,796,405	100.0%

Nevada Power Company

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Operating revenues	$894,226	$776,235	$1,887,499	$1,701,379

Other operating expenses	$61,400	$54,927	$167,401	$156,765
Maintenance	$16,360	$15,719	$54,143	$44,307
Depreciation and amortization	$38,151	$34,955	$112,745	$104,076
Income taxes / (benefits)	$65,407	$103,853	$65,849	$103,617
Taxes other than income	$8,005	$7,129	$22,431	$21,287

Operating income	$170,264	$244,920	$259,460	$332,602

Other income (expenses):
Allowance for other funds used during construction	$4,701	$1,986	$11,046	$10,140
Carrying charge for Lenzie	$—	$10,040	$16,080	$23,206
Reinstated interest on deferred energy	$—	$—	$11,076	$—
Income taxes	$(3,518)	$(6,735)	$(17,649)	$(19,785)

Interest charges	$43,895	$45,914	$132,155	$134,063

Net Income	$133,094	$211,113	$161,280	$236,273

Capital Structure	September 30, 2007		September 30, 2006

Current maturities of long-term debt	$7,971	0.2%	$18,651	0.4%
Long-term debt	2,677,193	53.4%	2,429,256	52.6%

Total Debt	$2,685,164	53.6%	$2,447,907	53.0%

Common shareholder’s equity	$2,323,684	46.4%	$2,166,719	47.0%

Total Capitalization (including current maturities of long-term debt)	$5,008,848	100.0%	$4,614,626	100.0%

Sierra Pacific Power Company

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Operating revenues	$311,818	$305,445	$926,551	$908,261

Other operating expenses	$36,228	$34,119	$105,070	$101,413
Maintenance	$6,948	$8,065	$23,543	$24,833
Depreciation and amortization	$20,726	$21,075	$62,043	$66,037
Income taxes / (benefits)	$9,825	$9,435	$20,871	$19,162
Taxes other than income	$5,050	$4,622	$15,138	$15,311

Operating Income	$38,118	$36,543	$94,242	$91,337

Other income (expenses):
Allowance for other funds used during construction	$4,513	$1,357	$11,347	$3,509
Income taxes	$(1,104)	$(1,065)	$(3,597)	$(3,087)

Interest charges	$14,962	$18,593	$45,199	$54,833
Dividend requirements of preferred stock	$—	$—	$—	$2,341

Earnings Applicable to Common Stock	$25,552	$20,028	$57,528	$39,958

Capital Structure	September 30, 2007		September 30, 2006

Current maturities of long-term debt	$101,643	4.7%	$22,400	1.2%
Long-term debt	1,110,166	51.7%	1,072,076	57.5%

Total Debt	$1,211,809	56.4%	$1,094,476	58.7%

Common shareholder’s equity	$937,546	43.6%	$770,640	41.3%

Total Capitalization (including current maturities of long-term debt)	$2,149,355	100.0%	$1,865,116	100.0%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Gross Margin
(Dollars in thousands)
(Unaudited)
Nevada Power Company

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating Revenues:
Electric	$894,226	$776,235	$1,887,499	$1,701,379

Energy Costs:
Purchased Power	$313,487	$289,975	$584,797	$638,664
Fuel for power generation	166,284	183,622	471,142	425,138
Deferral of energy costs-net	54,868	19,960	149,531	53,748

	$534,639	$493,557	$1,205,470	$1,117,550

Gross Margin	$359,587	$282,678	$682,029	$583,829

Reinstatement of deferred energy	—	(178,825)	—	(178,825)
Other	61,400	54,927	167,401	156,765
Maintenance	16,360	15,719	54,143	44,307
Depreciation	38,151	34,955	112,745	104,076
Taxes:
Income taxes	65,407	103,853	65,849	103,617
Other than income	8,005	7,129	22,431	21,287

Operating Income	$170,264	$244,920	$259,460	$332,602

Sierra Pacific Power Company

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating Revenues:
Electric	$290,979	$284,339	$789,214	$767,133
Gas	20,839	21,106	137,337	141,128

	$311,818	$305,445	$926,551	$908,261

Energy Costs:
Purchased Power	$96,980	$106,158	$266,599	$267,914
Fuel for power generation	71,896	73,066	187,250	188,827
Deferral of energy costs-electric-net	11,792	(2,260)	44,423	20,973
Gas purchased for resale	11,661	13,492	103,169	105,240
Deferral of energy costs-gas-net	2,594	1,130	4,203	7,214

	$194,923	$191,586	$605,644	$590,168

Energy Costs by Segment:
Electric	$180,668	$176,964	$498,272	$477,714
Gas	14,255	14,622	107,372	112,454

	$194,923	$191,586	$605,644	$590,168

Gross Margin by Segment:
Electric	$110,311	$107,375	$290,942	$289,419
Gas	6,584	6,484	29,965	28,674

	$116,895	$113,859	$320,907	$318,093

Other	36,228	34,119	105,070	101,413
Maintenance	6,948	8,065	23,543	24,833
Depreciation	20,726	21,075	62,043	66,037
Taxes:
Income taxes	9,825	9,435	20,871	19,162
Other than income	5,050	4,622	15,138	15,311

Operating Income	$38,118	$36,543	$94,242	$91,337

Clarification of Adjusted Net Income
In addition to net income applicable to common stock for Sierra Pacific Resources and net income for Nevada Power Company, the companies have provided supplementally adjusted net income applicable to common stock for Sierra Pacific Resources and adjusted net income for Nevada Power Company, both of which are non-GAAP financial measures, in order to provide information that management believes aids the reader in determining net income after taking into consideration the item that is primarily non-operational in nature.
Reconciliations between GAAP net income applicable to common stock and adjusted net income applicable to common stock for Sierra Pacific Resources and between GAAP net income and adjusted net income for Nevada Power Company are provided in the table below. These non-GAAP measures should not be considered as substitutes for the GAAP measures.
Since the three and nine month periods ended September 30, 2006 are effected by an item that is primarily non-operational in nature, management believes the non-GAAP financial measures are helpful to assure that they are taken into consideration accurately in assessing the financial performance for the three and nine month periods ended September 30, 2007.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Income Applicable to Common Stock, Adjusted Net Income
(Dollars in thousands, except per share amounts)
(Unaudited)
Sierra Pacific Resources

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net Income Applicable to Common Stock	$152,222	$222,246	$193,583	$251,324

Reinstatement of deferred energy costs, net of tax	—	(116,236)	—	(116,236)

Adjusted Net Income Applicable to Common Stock	$152,222	$106,010	$193,583	$135,088

Adjusted Net Income Applicable to Common Stock – diluted	$0.69	$0.50	$0.87	$0.66

Weighted Average Shares of Common Stock Outstanding – diluted	221,968,802	211,641,821	221,783,424	204,744,823

Nevada Power Company

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net Income	$133,094	$211,113	$161,280	$236,273

Reinstatement of deferred energy costs, net of tax	—	(116,236)	—	(116,236)

Adjusted Net Income	$133,094	$94,877	$161,280	$120,037